Exhibit (c) (28)

For Discussion Purposes Only

Strictly Private and Confidential

S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L

P E R S P E C T I V E S O N D E N A L I

September 21, 2012

J.P.Morgan

PERSPECTIVES ON DENALI

Preliminary Analysis – For Discussion Purposes Only

Strictly Private and Confidential

This presentation was prepared for the benefit and use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed for any other purpose without the prior written consent of J.P. Morgan.

The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects.

Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan.

J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors.

IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by a combination of J.P. Morgan Securities LLC, J.P. Morgan plc, J.P. Morgan Securities Ltd. and the appropriately licensed subsidiaries of JPMorgan Chase & Co. in Asia-Pacific, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, N.A. J.P. Morgan deal team members may be employees of any of the foregoing entities.

DENALI

J.P.Morgan

For Discussion Purposes Only

Strictly Private and Confidential

P E R S P E C T I V E S O N D E N A L I

J.P. Morgan’s dedicated team for Denali’s Special Committee

Senior Sponsorship

Jamie Dimon Mike Cavanagh Jimmy Lee

Chairman & CEO Co-CEO, Corporate & Vice Chairman

212-270-1111 Investment Bank 212-270-1301

jamie.dimon@jpmchase.com 212-270-2288 james.b.lee@jpmorgan.com

mike.cavanagh@jpmchase.com

Mergers & Acquisitions Technology Investment Banking Capital Markets Corporate Finance & Ratings Advisory Financial Institutions Investment Banking

Jim Woolery Kurt Simon Andy O’Brien Ben Berinstein Mark Feldman

Managing Director, Managing Director, Managing Director, Managing Director, Managing Director,

Co-Head of North Head of TMT Global Co-Head of Co-Head of Corporate Co-Head of Specialty Finance

American M&A 415-315-8600 Debt Capital Markets Finance Advisory & Alt. Asset Management

212-622-1324 kurt.simon@jpmorgan.com 212-270-4004 212-270-3675 212-622-6056

jim.woolery@jpmorgan.com andrew.j.obrien@jpmorgan.com ben.berinstein@jpmorgan.com mark.feldman@jpmorgan.com

Drago Rajkovic Curt Sigfstead Raj Kapadia Andrew Gold

Managing Director, Managing Director, Managing Director, Executive Director,

Head of Technology M&A Head of Systems Head of Technology Ratings Advisory

415-315-8100 Technology IB Leveraged Finance 212-270-4994

drago.rajkovic@jpmorgan.com 415-315-8408 212-270-5510 andrew.gold@jpmorgan.com

curt.sigfstead@jpmorgan.com rajesh.kapadia@jpmorgan.com

D E N A L I

J.P.Morgan

For Discussion Purposes Only

Strictly Private and Confidential

P E R S P E C T I V E S O N D E N A L I

Agenda

Page

Situation overview 2

Initial perspectives on Denali 4

Next steps 11

D E N A L I

J.P.Morgan

For Discussion Purposes Only Strictly Private and Confidential

Situation overview

Denali’s founding shareholder has expressed an interest to the lead independent director in exploring the possibility of making a proposal to take the company private

The founding shareholder has informally discussed this possibility with Sponsor A, Silver Lake Partners and Southeastern Asset Management (7.5%¹ shareholder) and has retained legal counsel The founding shareholder currently owns 15.4% of Denali’s outstanding sharesž The founding shareholder’s total net worth is estimated to be $15.9B as of March 2012³ with more than $10 billion managed by the founding shareholder’s private investment fund

The founding shareholder, Silver Lake and Sponsor A have executed NDAs which restrict their ability to:

Communicate with each other (other than discussions with the founding shareholder), other parties and Denali regarding the proposed transaction Engage with and retain financing sources Share and receive information without the Committee’s consent Enter into any agreement with respect to Denali, its securities or a potential transaction without the Committee’s consent Make any acquisition proposal unless invited by the Committee The founding shareholder has agreed to remain neutral

Silver Lake and Sponsor A have submitted preliminary diligence request lists and have been provided access to the data room. Management meetings have been scheduled

No offer has been submitted

Management has updated forecasts to reflect the weak start to Q3 and recently revised guidance

1 Southeastern Asset Management ownership based on 13-F as of 6/30/12

2 Ownership percentage based on Denali’s proxy as of 05/24/12 and includes 1.6% beneficially owned by the founding shareholder’s spouse

³ The founding shareholder’s approximate net worth based on Forbes’ estimate as of March 2012

SITU A T ION O VERVI EW

DE N A L I

J.P.Morgan

For Discussion Purposes Only

Strictly Private and Confidential

P E R S P E C T I V E S O N D E N A L I

Agenda

Page

Situation overview 2

Initial perspectives on Denali 4

Next steps 11

D E N A L I

J.P.Morgan

For Discussion Purposes Only

Strictly Private and Confidential

I N I T I A L P E R S P E C T I V E S O N D E N A L I

Denali investor considerations

Stock price has declined ~30% over the last year while the NASDAQ is up ~22%1 Global IT spending outlook continues to remain under pressure Limited near-term visibility on operating and financial performance

Significant PC weakness and share loss in key emerging markets that have historically been major growth drivers for Denali

Execution risks of business model transition from Server and PC to Enterprise solutions provider

Reliance on declining PC business to fund growth of Enterprise poses risk

Success in transitioning sales force to address sales execution missteps remains unproven

Missed Street expectations have put investors in a “wait and see mode” with increased focus on quarter-by-quarter execution, improved visibility and capital allocation policy

1As of September 19, 2012

D E N A L I

J.P.Morgan

For Discussion Purposes Only

Strictly Private and Confidential

I N I T I A L P E R S P E C T I V E S O N D E N A L I

Denali historical and forecasted financial performance

Revenue ($ in billions)

CAGR CY08A-CY11A: 0.5% CAGR CY11A-CY13E: (3.3%)

$61.1 $61.5 $62.1

$57.8 $58.0

$57.52

$52.9

CY08A CY09A CY10A CY11A CY12E CY13E

Mgmt / Street Street

Operating income ($ in billions)

CAGR CY08A-CY11A: 11.6% CAGR CY11A-CY13E: (10.3)%

$5.1

$4.1

$4.1 $4.1

$3.7

$3.0 $4.02

CY08A CY09A CY10A CY11A CY12E CY13E

% mgn: 6.0% 5.6% 6.7% 8.3% 7.0% / 7.0% 7.1%

Source: Company filings and plan, Wall Street research Mgmt / Street Street

Revenue by segment1

Client S&P ESG Services Software

1% 2%

9% 11% 12% 13% 15% 15%

15% 16% 16% 17% 18% 19%

17% 18% 17% 16%

16% 16%

59% 56% 55% 54% 50% 49%

CY08A CY09A CY10A CY11A CY12E CY13E

Mgmt

EPS

CAGR CY08A-CY11A: 14.0% CAGR CY011A-CY13E: (7.8)%

$2.13

$1.76 $1.81

$1.59

$1.44 $1.702

$1.05

CY08A CY09A CY10A CY11A CY12E CY13E

Mgmt / Street Street

Note: Denali’s January FYE assumed to be equivalent to December CYE of prior year; revenue, operating income and EPS projections in CY12E and CY13E based on Wall Street consensus

1 Historical segment breakdown based on Company filings and projected segment breakdown based on revised management plan for FY 2013 from presentation to the Board of Directors on September 13, 2012

2 Revised management plan for FY 2013 based on presentation to the Board of Directors on September 13, 2012

D E N A L I

J.P.Morgan

For Discussion Purposes Only

Strictly Private and Confidential

I N I T I A L P E R S P E C T I V E S O N D E N A L I

Observations and challenges of fiscal 2013

Key observations

Management presented Q2 mid-quarter update and

Q2 fiscal 2013 plan to the Board on July 12th

Aug – 2012 Revenue and gross margin both trending behind with strong close required to meet plan

Q2 results came in significantly lower than July 12th plan with less than three weeks left in the quarter

Revenue: $14.5bn vs. $15.3bn (-5.3%)

EPS: $0.50 vs. $0.52 (-3.8%)

Street guidance for Q3 and fiscal 2013 were lowered

Q3 revenue: 2-5% q-o-q decline, below normal seasonality

Fiscal 2013 EPS: Lowered to $1.70 from $2.13

Q1 Q1 results came in below Street consensus

fiscal Revenue: $14.4bn vs. $14.9bn (-3.2%)

2013 EPS: $0.43 vs. $0.46 (-6.5%)

– May 2012 Street guidance for Q2 and fiscal 2013 were in-line /

unchanged

Q2 revenue: 2-4% q-o-q growth, in-line with historical rates

Fiscal 2013 EPS: Unchanged at $2.13

Key challenges

Persisting macroeconomic challenges and weakness in Western Europe

Uncertainty whether growth and visibility challenges are cyclical or secular

Unfavorable PC market and competitive dynamics in emerging markets, particularly China and India

Linear growth from seasonal education and federal budgets did not materialize

Channel inventory drawdown in advance of Windows 8 transition

Sales execution issues

Ongoing pricing pressure in Client business

Continuing shift to tablets and smartphones

D E N A L I

J.P.Morgan

For Discussion Purposes Only

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I N I T I A L P E R S P E C T I V E S O N D E N A L I

Denali’s operating performance vs. peers

Select metrics

CY10–11A rev. gr. CY11–12E rev. gr. CY12–13E rev. gr. CY13E EBITDA mgn. CY13E net mgn. LT EPS growth rate

Denali (Street) 0.9% (6.9)% 0.3% 8.1% 5.5% 4.0%

hp 0.0% (4.1)% (0.7)% 13.1% 6.9% 4.0%

lenovo 35.5% 19.8% 14.0% 2.9% 1.8% 14.0%

PC Asus (10.6)% 8.8% 12.9% 5.8% 4.7% 9.6%

Acer (24.4)% (1.0)% 8.0% 1.7% 1.0% N/M

Median: (10.6%) Median: 8.8% Median: 12.9% Median: 2.9% Median: 1.8% Median: 9.6%

Segment: 70.0%1 Segment: 65.8%1 Segment: 64.4%1

EMC2 17.6% 10.1% 10.5% 28.2% 17.8% 15.0%

Microsoft 8.5% 7.1% 7.7% 42.6% 31.4% 9.5%

NetApp 24.1% 8.4% 6.8% 19.0% 13.1% 15.0%

Enterprise Cisco 7.3% 6.4% 6.0% 31.8% 21.3% 8.5%

ORACLE 13.9% 4.3% 5.9% 49.5% 34.5% 12.0%

IBM 7.1% (1.6)% 2.7% 27.0% 17.0% 10.0%

Median: 11.2% Median: 6.8% Median: 6.4% Median: 30.0% Median:19.5% Median: 11.0%

Segment: 16.6%1 Segment: 18.4%1 Segment: 18.6%1

Xerox 4.6% (0.2)% 1.9% 14.7% 6.4% 1.2%

Services CSC (0.9)% (1.1)% (0.4)% 12.1% 2.7% 8.0%

Median: 1.8% Median: (0.7%) Median: 0.8% Median: 13.4% Median: 4.5% Median: 4.6%

Segment: 13.4%1 Segment: 14.8%1 Segment: 14.7%1

bmcsoftware 5.8% 4.2% 5.3% 38.2% 25.3% 8.8%

Symantec 7.4% 2.6% 2.6% 32.4% 17.5% 9.0%

Software ca 7.0% 1.2% 2.0% 37.8% 24.4% 10.0%

Median: 7.0% Median: 2.6% Median: 2.6% Median: 37.8% Median: 24.4% Median: 9.0%

Segment: nm1 Segment: 1.0%1 Segment: 2.3%1

Source: Company filings, Company plan, Wall Street research, FactSet (market data as of 09/19/12)

Note: Companies sorted by CY2012 – 13E revenue growth in descending order; Denali January FYE shown as calendar year; median excludes Denali and HP

1 Represents segment contribution to total revenue; Historical segment breakdown based on Company filings and projected segment breakdown based on revised management plan for FY 2013 from presentation to the Board of Directors on September 13, 2012

D E N A L I

J.P.Morgan

For Discussion Purposes Only

Strictly Private and Confidential

I N I T I A L P E R S P E C T I V E S O N D E N A L I

Denali’s share price performance

3-year stock price performance

$35.00

$30.00

NASDAQ

$25.00 49.2%

Enterprise

38.8%

$20.00 PC

27.5%

$15.00

Denali

$10.00 (37.5%)

Disappointing Q3 fiscal 2010 results; Recovery in stock price is driven by x86 HP driven by corporate PC exposure; server upgrades and corporate PC / (60.8%)

$5.00 recovery driven by consumer and notebook refresh cycle Growing revenue and margin contribution emerging markets Volatility in revenue and margins from ESS a positive, but sales execution continues to be an ongoing concern issues and weak PC sales weigh on stock

$0.00

Sep 2009 Sep 2010 Sep 2011 Sep 2012

Multiples ’09-’10 ’10-’11 ’11-’12

NTM P/E1 NTM P/E1 NTM P/E1

Denali 11.2x 8.9x 7.2x

hp 10.5x 7.4x 5.4x

PC 12.5x 11.2x 11.6x

Enterprise 14.9x 14.0x 12.1x

Earnings Results Q3 FY10 Q4 FY10 Q1 FY11 Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Q3 FY12 Q4 FY12 Q1 FY13 Q2 FY13

Results vs. street

Revenue Fwd guidance vs. street2 = = = = =

EPS Results vs. street

Source: FactSet as of 09/19/12

Note: HP and NASDAQ indexed to Denali’s stock price of $16.69 on 09/18/09; PC includes Acer, ASUSTek, Lenovo; Enterprise includes Cisco, EMC, IBM, Microsoft, NetApp, Oracle

1 Based on average NTM P/E over a 1-year period beginning in September of the prior year

2 Compares Management guidance vs. Street consensus guidance

D E N A L I

J.P.Morgan

For Discussion Purposes Only

Strictly Private and Confidential

I N I T I A L P E R S P E C T I V E S O N D E N A L I

Denali trading analysis vs. peers

Cash adj.

CY13E CY13E CY13E CY13

FV/revenue FV/EBITDA FV/EBITDA1 P / E 3-year NTM FV/EBITDA

Denali 0.3x 3.1x 3.9x 5.8x 15.0x Denali Average Denali HP PC Enterprise

HP Current 3.2x 3.6x 5.4x 7.0x

Hp 0.5x 3.6x 3.9x 4.3x PC 1-year 3.6x 4.0x 5.8x 6.8x

12.0x 2-year 3.8x 4.3x 6.1x 7.5x

Enterprise 3-year 4.1x 5.0x 6.5x 8.0x

Asus 0.3x 5.8x 5.8x 10.8x 9.0x

7.0x

PC Lenovo 0.1x 4.5x 4.5x 12.6x 6.0x

5.4x

Acer 0.1x 5.0x 5.0x 17.3x

3.6x

Median: 0.1x Median: 5.0x Median: 5.0x Median: 12.6x 3.0x 3.2x

ORACLE 3.7x 7.5x 7.9x 11.7x

0.0x

Microsoft 2.6x 6.2x 6.7x 9.8x 09/18/09 04/25/10 11/30/10 07/08/11 02/12/12 09/19/12

IBM 2.4x 9.0x 9.1x 12.4x

Enterprise EMC2 2.2x 7.8x 8.0x 14.1x 3-year NTM P/E

CISCO 1.5x 4.8x 5.8x 9.5x 30.0x Denali Average Denali HP PC Enterprise

NetApp 1.4x 7.5x 8.1x 15.2x HP Current 5.8x 4.3x 12.0x 12.5x

25.0x PC 1-year 7.2x 5.4x 11.6x 12.1x

2-year 8.1x 6.4x 11.4x 13.1x

Median: 2.3x Median: 7.5x Median: 8.0x Median: 12.0x Enterprise 3-year 9.1x 7.8x 11.8x 13.7x

Xerox 0.8x 5.6x 5.7x 6.7x 20.0x

Services Csc 0.4x 3.7x 3.8x 12.5x 15.0x

12.5x

Median: 0.6x Median: 4.7x Median: 4.7x Median: 9.6x 12.0x

10.0x

Bmcsoftware 2.7x 7.1x 7.4x 11.6x

5.8x

Software Ca 2.4x 6.3x 6.5x 10.2x 5.0x 4.3x

Symantec 1.8x 5.6x 6.0x 10.9x 0.0x

Median: 2.4x Median: 6.3x Median: 6.5x Median: 10.9x 09/18/09 04/25/10 11/30/10 07/08/11 02/12/12 09/19/12

Source: Company filings, FactSet (market data as of 09/19/12)

Note: Denali January FYE shown as calendar year; median excludes Denali and HP

1 Firm value adjusted for repatriation of foreign cash, assuming a friction cost of 35%

D E N A L I

J.P.Morgan

For Discussion Purposes Only

Strictly Private and Confidential

P E R S P E C T I V E S O N D E N A L I

Agenda

Page

Situation overview 2

Initial perspectives on Denali 4

Next steps 11

D E N A L I

J.P.Morgan

For Discussion Purposes Only Strictly Private and Confidential

Timeline

Data room was opened to Silver Lake and Sponsor A on September 18th

Ongoing sharing of information with Silver Lake and Sponsor A

Management meetings to review the business and address follow-up questions have been scheduled for October 4th (Sponsor A) and October 11th (Silver Lake)

J.P. Morgan to convey views on financing to Silver Lake, Sponsor A and founding shareholder during the 1st week of October

Expect an expression of interest during the 2nd or 3rd week of October

S EP ST EXT

N DE N A L I 12

J.P.Morgan